CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment to the Registration Statement on Form S-1 of Homeowners of America Holding Corporation of our report dated June 28, 2013, relating to the consolidated financial statements of Homeowners of America Holding Corporation and Subsidiaries as of and for the years ended December 31, 2012 and 2011, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Dallas, Texas

July 22, 2013